Exhibit 23

Consent of Independent Registered Public Accounting Firm

Cloudastructure, Inc.

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

We consent to the incorporation by reference in the Registration Statements Nos. 333-282038, 333-284717, 333-286654, 333-287508, 333-288637, and 333-293113 on Forms S-1, S-3, and/or S-8 of Cloudastructure, Inc. of our report dated March 31, 2026, relating to the financial statements of Cloudastructure, Inc., appearing in the Annual Report on Form 10-K of Cloudastructure, Inc. for the year ended December 31, 2025.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC

Henderson, Nevada

March 31, 2026

PCAOB ID Number 6797